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                                                                   EXHIBIT 10.44


                              DEPOSITORY AGREEMENT


         This Depository Agreement (this "Agreement") is made as of July 18, 2002, by and among U.S. Stock Transfer Corporation (the "Custodian"), iGo Corporation, a Delaware corporation ("iGo"), Mark Rapparport, an individual ("Rapparport"), and XMicro Holding Company, Inc. a California corporation ("XMicro"). Terms not otherwise defined herein shall have the meaning set forth in the Settlement Agreement (as defined below).

                                    RECITALS

         WHEREAS, the parties hereto and certain other persons and entities are parties to a Settlement Agreement, of even date herewith, a copy of which is attached hereto as Exhibit I (the "Settlement Agreement"); and

         WHEREAS, pursuant to Section 2(b) of the Settlement Agreement, iGo, Rapparport and XMicro agreed to execute and deliver this Agreement and to deposit certain items with Custodian, as further described below;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

         1. Appointment of Custodian. The Custodian is hereby appointed and hereby accepts such appointment as the custodian pursuant to the terms and provisions of this Agreement.

         2. Deposits with Custodian. Upon execution of this Agreement by the parties hereto, the parties shall deliver the following to Custodian:

                  (a) XMicro shall deliver to Custodian certificates representing 3,531,199 shares (the "Deposited Shares") of common stock, par value $0.001 per share, of iGo, together with stock powers for each certificate, executed in blank (collectively, the "Deposited Shares and Powers"); and

                  (b) iGo shall deliver to Custodian $1,500,000 by wire transfer of immediately available funds (the "Deposited Cash").

The Deposited Shares and Powers and the Deposited Cash are sometimes collectively referred to herein as the "Deposited Items". The Custodian, upon receipt of the Deposited Items from each party hereto, shall notify all parties hereto of the receipt of all of the Deposited Items. The Deposited Items shall be held and distributed by the Custodian in accordance with the terms and conditions of this Agreement.

         3. Rights and Obligations of the Parties. The Custodian shall be entitled to such rights and shall perform such duties of the custodian as set forth herein (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement. IGo, Rapparport, and



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XMicro shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein in accordance with the terms hereof.

         4. Depository Period; Custodian's Duties Regarding Distributions of Deposited Items.

                  (a) Upon receipt of written notification from iGo and Rapparport that the Merger (as defined in the Settlement Agreement) has been completed (or the receipt of a copy of a file-stamped Certificate of Merger from the Secretary of State of Delaware), on or prior to October 1, 2002, or such later date as the parties hereto may agree, Custodian shall deliver: (i) the Deposited Shares and Powers to iGo for cancellation by iGo; and (ii) the Deposited Cash then held by Custodian to Rapparport by wire transfer of immediately available funds to the Attorney Client Trust Account of Walter G. Koontz, Jr., Attorney at Law, via confidential wire routing instructions delivered to Custodian by Walter G. Koontz, Jr., counsel to Rapparport and XMicro (the "Rapparport Account").

                  (b) In the event that on or prior to October 1, 2002, or such later date as the parties hereto may agree or as provided in subsection (e) below, the Merger Agreement (as defined in the Settlement Agreement) is terminated, pursuant to Section 7.1 of the Merger Agreement, either iGo or Rapparport may deliver to the other parties to this Agreement and to the Custodian notice of such termination, together with a copy of the public announcement released by iGo or Mobility Electronics, Inc. ("Mobility") announcing the termination of the Merger Agreement, assuming an announcement is published by said entities, and promptly upon its receipt thereof, Custodian shall deliver: (i) the Deposited Shares and Powers to Rapparport, and wire, per the instructions above, to Rapparport, from the Deposited Cash, any and all additional unpaid sums which are due hereunder pursuant to subsections (d) and
(e) below, as additional non-refundable consideration payments; and (ii) the remaining Deposited Cash to iGo by wire transfer of immediately available funds.

                  (c) If neither notice is delivered by iGo or XMicro as provided in subsections (a) and (b) above on or prior to October 1, 2002, and the parties have not availed themselves of the right to extend the period that the Deposited Items are held by Custodian hereunder beyond October 1, 2002, pursuant to subsection (e) below, then on October 2, 2002, Custodian shall deliver: (i) the Deposited Shares and Powers to Rapparport, and wire, per the instructions above, to Rapparport, from the Deposited Cash, any and all additional unpaid sums which are due hereunder pursuant to subsections (d) and
(e) below, as additional non-refundable consideration payments; and (ii) the remaining Deposited Cash to iGo by wire transfer of immediately available funds.

                  (d) iGo agrees that upon the occurrence of the earlier of (i) the date of the iGo stockholder meeting and stockholder vote on the Merger or
(ii) September 3, 2002, Rapparport shall be entitled to receive an additional payment of non-refundable consideration from the Deposited Cash and agrees to instruct the Custodian as follows: In the event iGo conducts a meeting of its stockholders to consider approval of the Merger and the Merger Agreement and Rapparport votes all of the Deposited Shares in favor thereof, then the Custodian shall release an additional $250,000 from the Deposited Cash as an additional non-refundable consideration payment, to Rapparport, via wire transfer to the Rapparport Account, on the next business day



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following the Custodian's receipt of notice of the same from iGo's transfer agent, which notice shall be sent to the Custodian via facsimile no later than the next business day following said stockholders meeting and vote. In the event said stockholders meeting and vote does not take place on or before September 3, 2002, and the Merger has not been terminated, then the Custodian shall release said $250,000 to Rapparport, no later than close of business September 4, 2002

                  (e) At any time on or before 5:00 p.m. (Pacific Time) on September 20, 2002, iGo, based on it's own discretion, may elect to notify Rapparport and Custodian in writing, (delivered to said parties by close of business September 20, 2002), that iGo desires to extend the October 1, 2002 date referenced above in subsections (a), (b) and (c), to October 31, 2002. As and for consideration for exercise of said option to extend, iGo agrees and hereby instructs the Custodian to deliver to Rapparport no later than 5:00 p.m. (Pacific Time) on September 21, 2002, by wire transfer as instructed herein, an additional $500,000 of the Deposited Cash, which amount shall be non-refundable consideration, and the aforementioned "October 1, 2002" date referred to in subsections (a), (b) and (c) above, shall be changed to "October 31, 2002" and the aforementioned "October 2, 2002" date referred to in subsection (c) above, shall be changed to "November 1, 2002" (the $250,000 and $500,000 payments described above are sometimes referred to herein as the "Additional Non-Refundable Payments").

                  (f) Notwithstanding anything to the contrary contained herein, at any time prior to the applicable distribution date set forth in subsection
(c) above, iGo can deliver written instructions to Custodian to deliver the Deposited Cash to Rapparport, in which event Custodian shall deliver the Deposited Items as provided in subsection (a) above on the next business day.

                  (g) During the Depository Period, the Deposited Cash shall be placed in an interest bearing account, with any interest thereon accruing for the benefit of, and shall be paid to, iGo at the time the Deposited Items are distributed by Custodian as provided above.

         5. General Duties of Custodian. The Duties of the Custodian shall consist of the following:

                  (a) The Custodian shall hold and safeguard the Deposited Items during the Depository Period, and shall hold and dispose of the Deposited Items only in accordance with the terms hereof.

                  (b) Rapparport shall retain all voting rights to the Deposited Shares during the Depository Period.

                  (c) The Custodian shall observe the instructions set forth in any writing executed by iGo and Rapparport.

                  (d) The Custodian shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Custodian may receive after the date of this Agreement which are signed by an officer of iGo and by Rapparport, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall not be liable for any act done or omitted



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hereunder as Custodian while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (e) The Custodian is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Custodian obeys or complies with any such order, judgment or decree of any court, the Custodian shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (f) The Custodian shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (g) The Custodian shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Custodian.

                  (h) The Custodian may resign at any time upon giving at least 30 days written notice pursuant to the provisions of this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor Custodian which shall be accomplished as follows: iGo and Rapparport shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If they fail to agree upon a successor transfer agent within such time, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian authorized to do business in California or for other appropriate relief. The successor Custodian selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Custodian hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Custodian as if originally named as Custodian. Thereafter, the predecessor Custodian shall be discharged for any further duties and liabilities under this Agreement.

         6. Distribution. Any cash dividends, dividends payable in securities or other distributions of any kind payable with respect to the Deposited Shares shall be deemed to constitute a part of the Deposited Shares and distributed by the Custodian as provided in Section 4 above.

         7. Maintenance of Records. The Custodian will keep and maintain complete and accurate ledgers showing all shares exchanged by the Custodian and funds, deposits, transfers and payments made by the Custodian.

         8. Termination of Exchange and Custodian's Duties and Obligations. This Agreement shall terminate upon the release by the Custodian of all of the Depository Items in



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accordance with the terms of this Agreement; provided that the provisions of
Section 9 and 15 shall survive the termination of this Agreement.

         9. Exculpatory Provisions.

                  (a) The Custodian shall be obligated only for the performance of such Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall not be liable for forgeries or false impersonations. The Custodian shall not be liable for any act done or omitted hereunder as custodian except for gross negligence or willful misconduct. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Custodian.

                  (b) The Custodian is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Custodian obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Custodian shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (c) The Custodian shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder.

                  (d) The Custodian shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Custodian.

         10. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         11. Further Instruments. If the Custodian reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

         12. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Custodian hereunder, the Custodian is authorized and directed to act in accordance with, and in reliance upon, the terms hereof.

         13. Fees and Expenses. iGo shall pay the Custodian the fees specified in Schedule I attached hereto; and iGo agrees to pay the Acceptance as Custodian fee ($750) and Annual Custodian Fee ($250) within two business days following the execution of this Agreement by all the parties hereto.



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         14. Indemnification. In consideration of the Custodian's acceptance of this appointment, Rapparport and iGo agree jointly and severally to indemnify and hold the Custodian harmless as to any liability incurred by it to any person, firm or corporation by reason of their having accepted such appointments or in carrying out the terms hereof, and to reimburse the Custodian for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Custodian's gross negligence, willful misconduct or breach of this Agreement.

         15. General.

                  (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery, confirmed successful transmission by telecopy (facsimile) or the third day after mailing by certified or registered mail, postage prepaid as follows:

                      To iGo:            iGo Corporation
                                         9393 Gateway Drive
                                         Reno, Nevada 89511-8910
                                         Telephone No.: (775) 746-6140
                                         Telecopy No.:  (775) 850-9313
                                         Attention:     David Olson,
                                                        Chief Executive Officer

                      With a copy to:    Hale Lane Peek Dennison Howard and
                                         Anderson
                                         P.O. Box 3237
                                         Reno, Nevada 89505
                                         Telephone No.: (775) 327-3000
                                         Telecopy No.:  (775) 786-6179
                                         Attention:     David A. Garcia, Esq.

                      To Rapparport:     2435 East Coast Highway, Suite 5
                                         Corona del Mar, California 92625
                                         Telephone No.: (949) 566-7300
                                         Telecopy No.:  (949) 566-9556

                      With a copy to:    Walter G. Koontz, Jr., Esq.
                                         4675 MacArthur Court, Suite 1200
                                         Newport Beach, California 92660-1849
                                         Telephone No.: (949) 476-1836
                                         Telecopy No.:  (949) 399-0382



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                      To the Custodian:  U.S. Stock Transfer Corporation
                                         1745 Gardena Avenue
                                         Glendale, California 91204
                                         Telephone No.: (818) 502-1404
                                         Telecopy No.:  (818) 502-0674
                                         Attention:     William Garza

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                  (b) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  (c) This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                  (d) No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California.

                  (f) If any controversy arises among the parties hereto with respect to the subject matter of this Agreement, Custodian shall not be required to determine the same or to take any action thereon, but may await the settlement of any such controversy; provided, however, in such event, upon written demand by either iGo or Rapparport, Custodian shall interplead the Deposited Items then held by Custodian hereunder in the California Superior Court located in Los Angeles, California. In such event: (i) Custodian shall not be liable for interest or damages; and (ii) the prevailing party shall be entitled to payment of its attorney's fees by the non-prevailing party.

                  (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                             U.S. STOCK TRANSFER CORPORATION
                                             as Custodian



                                             By:     /s/ William Garza
                                                     ---------------------------
                                             Title:  Vice President


                                             IGO CORPORATION


                                             By:      /s/ Scott Shackelton
                                                      --------------------------
                                             Title:   CFO


                                             XMICRO HOLDING COMPANY, INC.


                                             By:      /s/ Mark Rapparport
                                                      --------------------------
                                             Title:   President


                                                      /s/ Mark Rapparport
                                             -----------------------------------
                                                      Mark Rapparport


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                                   SCHEDULE I

                                 CUSTODIAN FEES


        Acceptance as Custodian                                          $750.00(1)
        Annual Custodian Fee                                             $250.00(1)
        Release of Deposited Shares and Powers                           $ 20.00 per release(2)
        Release of Deposited Cash                                        $ 50.00 per release(2)

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(1)      These amounts will be billed in the month that the Agreement is executed by all parties thereto.

(2)      These amounts will be billed as they occur.



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